                                     $500,000,000
                          FACE AMOUNT CERTIFICATE AGREEMENT

          This is a FACE AMOUNT CERTIFICATE AGREEMENT (this "Agreement") in the principal amount of $500,000,000 made as of the 24th day of April, 1998, by and among (i) 312 CERTIFICATE COMPANY, a bankruptcy-remote Delaware corporation (the "Issuer"); (ii) INTERNATIONAL SECURITIZATION CORPORATION, a bankruptcy-remote Delaware corporation ("ISC"); and (iii) THE FIRST NATIONAL BANK OF CHICAGO ("FNBC") as agent (the "Agent") for ISC and any subsequent entity which, pursuant to the Liquidity Agreement (as defined below), purchases an interest in the installment face amount certificate being issued hereunder substantially in the form attached hereto as EXHIBIT A (as amended, substituted or replaced from time to time, the "Certificate") (collectively, ISC and such future potential Certificate purchasers are hereinafter referred to as the "Certificateholders").

          WHEREAS, the Issuer desires to sell the Certificate to ISC and place the periodic proceeds of such sale (the "Sale Proceeds") into that certain custodial account #3402824200 (the "Custodial Account") held with Bank One, Kentucky, N.A., an independent, third-party custodian (the "Custodian"); and

          WHEREAS, the Issuer and ISC desire that such Sale Proceeds be maintained as security for the Certificate and invested in a pool of fixed-income securities (the "Portfolio") which will be actively managed pursuant to that certain Investment Management Agreement of even date herewith by and among the Issuer, the Agent and Integrity Capital Advisors, Inc., as the Portfolio Advisor thereunder (in such capacity, the "Portfolio Manager") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Investment Management Agreement"); and

          WHEREAS, ISC desires to pay for its purchase of the Certificate through the issuance of its A-1/P-1 asset-backed commercial paper notes (the "Asset-Backed CP") and the Agent desires to hold the Certificate for the benefit of the Certificateholders and perform the administrative functions set forth herein and in the other documents related to the transaction contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    1. INSTALLMENT PURCHASES. Upon execution of this Agreement (hereinafter such time shall be referred to as the "Closing" and the date on which the Closing occurs shall hereinafter be referred to as the "Closing Date"), ISC, subject to the conditions set forth below, will purchase an initial amount of the principal of the Certificate (the "Initial Purchase") and may thereafter, in its sole discretion and subject to the conditions contained elsewhere herein, make additional installment purchases (the Initial Purchase and any subsequent installment purchases are hereinafter each referred to as an "Installment Purchase") from time to time up to a total principal amount of $500,000,000.

     2. CONDITIONS PRECEDENT TO EACH INSTALLMENT PURCHASE. The initial Purchase and any subsequent Installment Purchases hereunder shall be subject to satisfaction of the conditions precedent contained in EXHIBIT B attached hereto and hereby incorporated herein by reference thereto (each as applicable to any given Installment Purchase).

     3. INSTALLMENT PURCHASE PAYMENTS. Installment Purchases shall be made in immediately available U.S. funds by wire transfer to the Custodian pursuant to wire transfer instructions to be provided to the Agent by the Issuer.

     4. CERTIFICATE YIELD. During all times that any or all of the principal amount of the Certificate is outstanding (the "Invested Amount"), the Issuer shall pay with respect to each Settlement Period (or portion thereof) an amount equal to the sum of (a) + (b) + (c), where:

          (a) is equal to the applicable Earned Yield (as defined below) with respect to such Settlement Period (or portion thereof),

          (b) is equal to the applicable Liquidity Fee (as defined below) payable by the Issuer pursuant to the Liquidity Fee Letter with respect to such Settlement Period (or portion thereof), and

          (c) is equal to the applicable Letter of Credit Fee (as defined below) payable by the Issuer to the Agent pursuant to the FNBC Fee Letter for the benefit of the Letter of Credit Banks (in each case, as defined below) with respect to such Settlement Period (or portion thereof) (collectively, the sum
(a) + (b) + (c) for any calculation period shall be referred to as the "Certificate Yield").

     For purposes of making the above-referenced calculation and payment, the foregoing capitalized terms shall have the following meanings:

     "EARNED YIELD" means, with respect to any Settlement Period (or portion thereof), the sum of:

          (i) with respect to any portion of the Invested Amount held on the books and records of the Agent by ISC and funded through sales of Asset-Backed CP from time to time, the product of (x) the applicable average daily outstanding Invested Amount during such Settlement Period (or portion thereof), TIMES (y) a rate as reasonably selected and determined by the Agent which, acting in good faith, reflects the basis for maintaining ISC's interest in the Invested Amount, which is equal to either (a) from the Closing Date to the date which is 364 days thereafter, the excess of
     (i) the One-Month LIBOR applicable with respect to such period, LESS (ii) 0.08% per annum, and thereafter, unless otherwise agreed by the parties hereto in writing, the "Pass-Through Rate" (as defined below) or (b) the Base rate; PLUS

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          (ii)  with respect to any portion of the Invested Amount held on the books and records of the Agent by the Liquidity Banks as a result of sales of interests in any Invested Amount by ISC to the Liquidity Banks under the Liquidity Agreement from time to time, the product of (x) the applicable average daily outstanding Invested Amount during such Settlement Period (or portion thereof), TIMES (y) a rate as reasonably selected and determined by the Agent which, acting in good faith, reflects the basis for maintaining such Liquidity Bank's interest in the Invested Amount which is equal to either (a) the sum of the applicable One-Month Bank LIBOR with respect to such period plus 0.75% per annum or (b) the Base Rate; PLUS

          (iii) the sum of (x) any and all applicable commissions of placement agents and commercial paper dealers in respect of any Asset-Backed CP issued by ISC to maintain its interest in the Invested Amount (such fees not to exceed 0.05% per annum on such Invested Amount for such Settlement Period (or portion thereof)), (y) any and all issuing and paying agent fees in respect of any Asset-Backed CP issued by ISC to maintain its interest in the Invested Amount for such Settlement Period (or portion thereof) and (z) the "Administrative Fee" as defined in, and payable under, the FNBC Fee Letter with respect to such Settlement Period (or portion thereof).

PROVIDED, HOWEVER that notwithstanding the foregoing, upon the occurrence of an Amortization Event, the Earned Yield payable with respect to clauses (i) and
(ii) above shall thereafter be calculated based on an applicable interest rate equal to the Base Rate plus 2.00% per annum. If any Liquidity Bank notifies the Agent that it has determined in good faith that funding its portion of the Invested Amount at a rate equal to One-Month Bank LIBOR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (x) deposits of a type and maturity appropriate to match fund its portion of the Invested Amount at a rate equal to One-Month Bank LIBOR are not available or (y) such One-Month Bank LIBOR does not accurately reflect the cost of acquiring or maintaining the outstanding Invested Amount at such One-Month Bank LIBOR, then the Agent shall suspend the availability of such One-Month Bank LIBOR, and the amount of Earned Yield determined pursuant to clause (ii) above during the period of such suspension shall be calculated based on an applicable interest rate equal to the Base Rate. The Agent shall promptly inform the Issuer of the rate used to calculate the Earned Yield payable on the Invested Amount upon its determination thereof.

     "LIQUIDITY FEE" means the then-applicable fees payable (on an annualized basis) under that certain fee letter of even date herewith between the Issuer and the Agent as amended from time to time (as amended from time to time, the "Liquidity Fee Letter").

     "LETTER OF CREDIT FEE" means the then-applicable fees payable (on an annualized basis) under that certain fee letter agreement between the FNBC and the Issuer (as amended from time to time, the "FNBC Fee Letter") for benefit of the "Letter of Credit Banks" party to that certain Letter of Credit Reimbursement Agreement of even date herewith among ISC, such Letter of Credit Banks and FNBC, as the Letter of Credit Agreement thereunder (as amended from time to time, the "Letter of Credit Agreement").

     "PASS-THROUGH RATE" means an interest rate equivalent to the weighted average rate at which ISC's Asset-Backed CP, which is allocated, in whole or in part, by ISC to fund its investment in the Certificate during the relevant Settlement Period, is sold by the placement agents or commercial paper dealers selected by ISC, as agreed between each such dealer or agent and ISC; PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and ISC is a discount rate (or rates), the "Pass-Through Rate" for such period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from ISC's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     5. DEFINITIONS. Each capitalized term used but not defined herein shall have the meaning given to such term in the applicable Transaction Document where such definition appears, or in any exhibit or schedule thereto (as defined below). For purposes of this Agreement and any exhibits and schedules hereto, the following terms shall have the meanings set forth below:

     "AMORTIZATION EVENT" means the occurrence of any of the following events:

          (i) The failure of the Issuer, the Portfolio Manager or the Swap Provider to make any payment, or deposit, when due under this Agreement or any Transaction Document;

          (ii) The Issuer, the Portfolio Manager, the Swap Provider or any agent of any of the foregoing (each a "Transaction-Related Party" and, collectively, the "Transaction-Related Parties") shall fail to perform, or shall breach any covenant or other agreement under any of the Transaction Documents as they may be applicable to such parties, including, without limitation, any "Event of Default" or "Termination Event" with respect to the Swap Provider under the Swap Agreement (but excluding any payment default thereunder with respect to which clause (i) above shall apply) and such breach or failure to perform remains uncured for a period of five Business Days, such period to begin at the time at which such Transaction-Related Party knew, or reasonably should have known, of such breach or failure to perform;


          (iii) Any representation or warranty made by any of the Transaction-Related Parties contained in any of the Transaction Documents shall be untrue when made;

          (iv)  A Change of Control shall occur;

          (v) The senior short-term claims paying ability of the Swap Provider shall cease to be rated A-1 or better by Standard & Poor's and D-1 or better by Duff & Phelps Credit Rating Co.;

          (vi) The weighted average credit quality of the Portfolio falls below AA (as determined pursuant to the then-applicable "Investment Guidelines" (as such term is defined in the Investment Management Agreement)), subject to an ongoing five Business

Day cure period as long as the weighted average credit quality remains above A during such cure period;

          (vii) The average effective duration of the Portfolio is above 1.75 years (as determined pursuant to the then applicable Investment Guidelines), subject to an ongoing five Business Day cure period as long as the average effective duration remains below 2.00 years during such cure period;

         (viii) Any Transaction-Related Party becomes unable to pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Transaction-Related Party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and any such proceeding is not dismissed within sixty Business Days of the institution thereof, or any Transaction-Related Party shall take any corporate action to authorize any of the actions set forth above;

          (ix) The Issuer is required to register as an investment company by the provisions of the Investment Company Act of 1940, as amended; or

          (x) The failure of the Issuer to cause the Agent to have a first priority perfected security interest with respect to any Pledged Collateral.

     "AMORTIZATION PERIOD" means the period commencing on the earliest of (i) the Scheduled Liquidity Termination Date, as the same may be extended from time to time in accordance with the terms hereof, (ii) the delivery of notice of, or the automatic occurrence of, an Amortization Event hereunder and (iii) the Maturity Date, as the same may be extended from time to time in accordance with the terms hereof, and ending on the date on which the Invested amount under the Certificate and all other amounts payable by the Issuer hereunder have been fully paid in cash (such date, the "Termination Date").

     "BASE RATE" means a rate per annum equal to the base rate of interest determined and announced by FNBC from time to time, changing when and as such rate changes.

     "BUSINESS Day" means any day on which national banks are not authorized or required to close in New York or Chicago and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to One-Month LIBOR or One-Month Bank LIBOR, any day on which dealings in U.S. Dollar deposits are transacted in the London interbank market.

     "CASHFLOW" means all cashflow attributable to the Portfolio including, without limitation, payments of principal, interest and dividends received, proceeds from securities sales

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and any other monies internally generated by the Portfolio or received by the
Custodian for placement in the Custodial Account (including, without limitation, any amounts paid to the Issuer pursuant to the Swap Agreement).

     "CHANGE OF CONTROL" means ARM Financial Group, Inc., a Delaware Corporation (the "Parent"), shall cease to own, directly or indirectly, all of the outstanding shares of the voting stock of the Issuer, the Swap Provider or the Portfolio Manager on a fully diluted basis.

     "CUSTODIAL AGREEMENT" means the Standard Custody Agreement dated on or about the date hereof among the Issuer and the Custodian, as supplemented by the Control Agreement (as amended from time to time, the "Control Agreement") of even date herewith among the Issuer, the Custodian and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "ELIGIBLE SECURITIES" shall have the meaning given to such term in the Investment Management Agreement.

     "LIBO RESERVE PERCENTAGE" means, for any period of time, the maximum aggregate rate at which reserves (including all basic, marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D issued by the Federal Reserve Board by member banks of the Federal Reserve System against "Eurocurrency Liabilities" (as defined in Regulation D), if such liabilities were outstanding.

     "LIQUIDATION EVENT" means the occurrence of any Amortization Event described in clauses (i), (v), (vi), (vii) or (viii) of the definition thereof.

     "LIQUIDITY AGREEMENT" means the Liquidity Agreement of even date herewith among ISC, the Liquidity Banks and FNBC, as "Liquidity Agent" thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "LIQUIDITY BANKS" means the financial institutions from time to time party to the Liquidity Agreement as "Liquidity Banks".

     "ONE-MONTH LIBOR" means a per annum rate applicable for the period from each Settlement Date to, but excluding, the next succeeding Settlement Date, equal to, the one (1) month London Interbank Offered Rate for such time period as shown on either (i) Bloomberg L.P.'s Financial Markets Commodities News under the Ticker Symbol USOOO1M Index as of 11:00 a.m. London time on the second Business Day preceding the applicable Settlement Date or (ii) the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740 as of 11:00 a.m. London time on the second Business Day preceding the applicable Settlement Date, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate.

     "ONE-MONTH BANK LIBOR" means a per annum rate applicable for any period beginning on a date designated by the Agent during which the Liquidity Banks are funding an

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interest in the Invested Amount through, but excluding, the next Settlement Date
(such period a "LIBOR Interest Period"), equal to the quotient of (x) the one
(1) month London Interbank Offered Rate for such LIBOR Interest Period as shown on either (i) Bloomberg L.P.'s Financial Markets Commodities News under the Ticker Symbol US0001M Index as of 11:00 a.m. London time on the second Business Day preceding the first day of such LIBOR Interest Period or (ii) the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740 as of 11:00 a.m. London Time on the second Business Day preceding the first day of such LIBOR Interest Period, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate divided by (y) a number equal to 1.00 MINUS the LIBO Reserve Percentage for such LIBOR Interest Period, if applicable.

     "PLEDGE AGREEMENT" means the Pledge and Security Agreement of even date herewith made by the Issuer in favor of the Agent, as amended, restated, supplemented or otherwise modified from time to time.

     "PLEDGED COLLATERAL" shall have the meaning given to such term in the Pledge Agreement.

     "SCHEDULED LIQUIDITY TERMINATION DATE" means April 22, 1999, as such date may be extended from time to time.

     "SETTLEMENT DATE" means the 12th calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day.

     "SETTLEMENT PERIOD" means the period commencing the first day of each calendar month and ending on and including the last day of such calendar month, PROVIDED that the initial Settlement Period will commence on the Closing Date and end on, and include, May 31, 1998.

     "SWAP AGREEMENT" means the ISDA Master Agreement of even date herewith, together with the accompanying Schedule, Exhibits and Confirmations delivered pursuant thereto by and between the Issuer and Integrity Life Insurance Company (in such capacity, the "Swap Provider") as amended, restated, supplemented or otherwise modified from time to time.

     "TRANSACTION DOCUMENTS" means this Agreement, the Certificate, the Custodial Agreement, the Pledge Agreement, the Investment Management Agreement, the Swap Agreement, the Liquidity Agreement, the Letter of Credit Agreement, the FNBC Fee Letter, the Liquidity Fee Letter and each of the other documents, agreements or instruments from time to time executed and delivered by a Transaction-Related Party to the Agent or any Certificateholder in connection with the transactions contemplated hereby.

     6. CALCULATION OF CERTIFICATE YIELD. The Certificate Yield shall be computed daily on the basis of the actual number of days elapsed over an assumed year consisting of 360 days and shall be due and payable in arrears on each Settlement Date. The Certificate Yield applicable to any Settlement Period hereunder shall be determined in good-faith by the

Agent as to such Settlement Period and promptly conveyed in writing to the Issuer at least four Business Days prior to the applicable Settlement Date when such amounts are required to be paid.

     7. PAYMENT OF CERTIFICATE YIELD. While any Invested Amount is outstanding under the Certificate, the Issuer shall make periodic payments of the Certificate Yield to the Agent in arrears on each Settlement Date. The Issuer shall pay, or shall cause the Portfolio Manager or the Custodian to pay, the Certificate Yield to the Agent in accordance with the priority of payments set forth in the Investment Management Agreement in immediately available funds by wire transfer to the Agent pursuant to wire transfer instructions to be provided to the Issuer by the Agent. The Issuer's obligation to make any specific payments of Certificate Yield shall cease as to such payment upon the Issuer's receipt of wire transfer validation from the Agent and the Agent shall be solely responsible for ensuring that the proper parties receive the appropriate portion of each payment of Certificate Yield made hereunder.

     8. STATED MATURITY. Except as provided otherwise in Section 9, the Certificate and all other amounts due hereunder will have an initial stated maturity of three years from the date hereof (the "Maturity Date"), as such Maturity Date may be extended from time to time in accordance with the terms herewith.

     9. EARLY REDEMPTION. The Certificate may be redeemed prior to its stated maturity as follows:

          (a) Following the occurrence of an Amortization Event, the Agent on behalf of the Certificateholders may, by written notice to the Issuer, declare the Amortization Period to begin, PROVIDED, HOWEVER, that in the case of any event described in clause (viii) of the definition of "Amortization Event" herein, then, automatically upon the occurrence of such event without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in the Certificate to the contrary notwithstanding, the Invested Amount and any other amounts payable hereunder shall be immediately due and payable and an Amortization Event shall be deemed to have occurred automatically and the Amortization Period shall begin. All Cashflow received during the Amortization Period shall be paid to the Agent for the benefit of the Certificateholders on each Settlement Date, or each Business Day, if the Agent so elects, to reduce the Invested Amount in accordance with the payment priorities set forth in the Investment Management Agreement until such Invested Amount and the other obligations hereunder are reduced to zero. No Installment Purchases shall be made during the Amortization Period.

          (b) The Issuer may redeem part or all of the Certificate at any time upon prior written notice to the Agent stating the portion of the Invested Amount to be redeemed (the "Partial Amortization Notice") following the occurrence of either (i) ISC's failure to remarket the Asset-Backed CP in whole or in part to fund its interest in the Invested Amount, or (ii) upon not less than 5 days, written notice to the Agent. Under such circumstances, the Issuer will have up to one year from the date of the Agent's receipt of the Issuer's Partial Amortization Notice to redeem that portion of the Invested Amount selected (i.e., part or all of the Invested Amount of the Certificate).

     10. MAINTENANCE OF RESERVES AND DEPOSIT OF ASSETS. The Issuer shall deposit the Sale Proceeds in the Custodial Account and shall, at all times that any portion of the Certificate is outstanding unless otherwise provided in any Transaction Document, deposit and maintain such Sales Proceeds in the Custodial Account as collateral securing its obligations under the Certificate and the Transaction Documents (unless otherwise applied in the payment of any applicable third-party fees or expenses required or permitted under this Agreement or any of the Transaction Documents including, without limitation, any payments required or permitted under the Swap Agreement).

     11. SECURITY INTEREST. The obligations of the Issuer to pay the Certificate Yield, and to repay the Invested Amount and such other amounts payable hereunder shall be secured by a security interest in the Portfolio assets pursuant to the Pledge Agreement.

     12. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Issuer hereby makes the representations, warranties and affirmative and negative covenants contained in EXHIBIT C attached hereto and incorporated herein by reference thereto.

     13. INDEMNIFICATIONS. The Issuer hereby agrees to indemnify and make payments to the Agent and the Certificateholders to the extent set forth in EXHIBIT D attached hereto and incorporated herein by reference thereto.

     14.  MISCELLANEOUS.

          (a)   ASSIGNMENT.

                (i) The Issuer hereby agrees and consents to the complete or partial assignment by ISC of all of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement or to any other person or entity, and upon such assignment, ISC shall be released from its obligations so assigned. Further, the Issuer hereby agrees that any assignee of ISC of this Agreement or all or any portion of its rights under the Certificate held by ISC shall have all of the rights and benefits under this Agreement as if the term "ISC" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of ISC hereunder. The Issuer shall not have the right to assign its rights or obligations under this Agreement. The Agent may assign its rights and obligations under this Agreement and the other Transaction Documents as permitted by the Certificateholders from time to time.

                (ii) No Certificateholder, Letter of Credit Bank or other person or entity may sell, transfer or otherwise dispose of (each, a "Sale") any interest in the Certificate (including, without limitation, assignments made under the Liquidity Agreement by Liquidity Banks and under the Letter of Credit Agreement by Letter of Credit Banks, held by it (other than, in the case of a ISC, any assignment to the Liquidity Banks or the Letter of Credit Banks) pursuant to clause (i) and the related Transaction Document) unless:

                (x) such Sale is to a person or entity that such transferor reasonably believes is a "Qualified Institutional Buyer" (as such term is defined in Rule 144A ("Rule 144A") as promulgated under the Securities Act of 1933, as amended (the "Securities Act")) that purchases for its own account or for the account of another person or entity that is a Qualified Institutional Buyer in a transaction that complies with Rule 144A, which person or entity is aware that the proposed Sale is being made in reliance on Rule 144A and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws and in each case in accordance with all applicable securities and "Blue Sky" laws of the States of the United States of America, and, prior to the proposed Sale, such transferor has delivered to the Issuer (1) an investor letter executed by the transferee, substantially in the form of EXHIBIT E-1 hereto and (2) a letter executed by such transferring Certificateholder substantially in the form of EXHIBIT E-2 hereto (collectively, the "Rule 144A Letters"), or

                (y) the transferee to whom such Sale is being made is a sophisticated institutional investor that is an "Accredited Investor" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in a transaction exempt from the registration requirements of the Securities Act, and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws and in each case in accordance with all applicable securities and "Blue Sky" laws of the States of the United States of America, and, prior to the proposed Sale, such transferor has (x) delivered to the Issuer and the Issuer an investor letter executed by the transferee, substantially in the form of EXHIBIT F hereto (a "Non-Rule 144A Letter") and (y) provided an opinion of counsel in form and substance satisfactory to the Issuer, concerning such proposed Sale and confirming the availability of such exemption in connection therewith.

The Certificate shall not be offered for sale, sold or delivered, directly or indirectly, nor shall any circular, prospectus, form of application, or other offering material or general advertisement relating to the Certificate be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations of any such country or jurisdiction and the terms and restrictions contained herein. Without limiting the foregoing in any manner, no Certificateholder or Letter of Credit Bank or other person or entity acting on behalf of such a Certificateholder or Letter of Credit Bank shall use any means of general solicitation or distribution or general advertising in connection with the Sale of any interest in the Certificate. The Certificate shall bear a legend substantially as set forth in the form of the Certificate attached to this Agreement as EXHIBIT A. Each Certificateholder and Letter of Credit Bank will be deemed to have acknowledged and agreed that (x) the Certificate has not been and will not be registered under the Securities Act and may not be sold, transferred or otherwise disposed of except as permitted in this Section 14(a)(ii), and (y) such Certificateholder will notify any purchaser, pledgee or other transferee of the Certificate, or interest therein, from such Certificateholder of the transfer restrictions referred to in this Section 14(a)(ii).

          (b) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws applicable to contracts made and to be performed entirely within the State of Illinois, without regard to any conflict of law principles.

          (c) NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed:

               (i)  If to Issuer to:
                    312 Certificate Company
                    515 West Market Street, 8th Floor
                    Louisville, KY 40202
                    Attention: Robert L. Maddox, President
                    Facsimile: (502) 582-7903

               (ii) If to ISC or the Agent to:
                    The First National Bank of Chicago
                    One First National Plaza
                    Mail Suite 0597
                    Chicago, IL 60670-0597
                    Attention: Michael Krushena, Asset-Backed Finance
                    Facsimile: (312) 732-4487

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

          (e) ENTIRE AGREEMENT. This Agreement and the other Transaction Documents, together with such amendments as may from time to time be executed in writing by the parties hereto or thereto, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          (f) INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

          (g) SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (h) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (i)   CONFIDENTIALITY.

               (i) Each party shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information ("Confidential Information") with respect to the other party hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each party and its officers and employees may disclose such information to the Issuer's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, each party may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

               (ii) In connection with the transactions contemplated by this Agreement each of the undersigned hereby agrees that the Issuer is entitled to publicize the transaction evidenced by this Agreement and to publish or release to the media an announcement of the transactions contemplated hereby; PROVIDED, HOWEVER, no such publicity material, in the form of an announcement, release or other items, shall disclose the name of FNBC or ISC or the terms of the transaction unless the Agent shall have consented in writing to the copy for any such material.

               (iii) Anything herein to the contrary notwithstanding, the Issuer hereby consents to the disclosure of any Confidential Information with respect to it (x) to the Agent, the Certificateholders and the Letter of Credit Banks by each other, (y) by the Agent, the Certificateholders and the Letter of Credit Banks to any prospective or actual assignee or participant of any of them or (z) by the Agent to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to ISC or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which FNBC acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Agent for the making of such disclosures generally to persons of such type and agrees not make any further disclosure of any such information. In addition, the Certificateholders and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and to any person or entity in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents delivered in connection therewith and in connection with any restructuring or workout related to this Agreement, the Transaction Documents or such other documents following an Amortization Event.

          (j)  BANKRUPTCY PETITION.

               (i) The Issuer, the Agent and each Certificateholder hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of ISC, it will not institute against, or join any other person or entity in instituting against, ISC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               (ii) The Agent and each Certificateholder hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Issuer's obligations hereunder and under the Certificate and the other Transaction Documents, it will not institute against, or join any other person or entity in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (k)  WAIVERS AND AMENDMENTS.

               (i) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided and provided in each of the other Transaction Documents shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

               (ii) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by ISC, the Issuer and the Agent. The other Transaction Documents may only be amended, supplemented, modified or waived by a signed writing executed by the parties thereto in accordance with their respective terms.

          (l) JURISDICTION. THE ISSUER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE ISSUER AND THE AGENT PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT THE ISSUER AND THE AGENT ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS, AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE PLEDGED COLLATERAL OR ANY

OTHER SECURITY FOR THE OBLIGATIONS HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE ISSUER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE ISSUER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE ISSUER AT THE ADDRESS SET FORTH IN
SECTION 15(D) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          (m) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          (n) FEES AND EXPENSES. The Issuer shall pay to the Agent on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, and delivery of this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby and the other documents to be delivered hereunder and all costs of the Agent's auditors auditing the books, records and procedures of the Issuer, and FNBC's reasonable legal and other out-of-pocket costs of syndication associated with the Liquidity Agreement incurred within 60 days of the Closing Date. The Issuer shall pay to the Agent on demand any and all reasonable costs and expenses of the Agent and the Certificateholders, if any, including reasonable attorneys' fees and expenses in connection with the enforcement of this Agreement, the Transaction Documents and the other documents delivered in connection therewith and in connection with any restructuring or workout of this Agreement, the Transaction Documents or such other documents, or the administration of this Agreement and the other Transaction Documents following an Amortization Event. The Issuer shall reimburse the Agent, for the benefit of ISC, on demand for all other costs and expenses incurred by ISC or any shareholder of

ISC ("Other Costs"), including, without limitation, the cost of auditing ISC's books by certified public accountants, the cost of rating the Asset-Backed CP by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of legal counsel for ISC or any legal counsel for any shareholder of ISC with respect to advising ISC or such shareholder as to matters relating to ISC's operations. ISC shall allocate the liability for Other Costs among the Issuer and other persons or entities with whom ISC has entered into agreements to purchase interests in receivables or other asset-backed securities ("Other Issuers"). If any Other Costs are attributable to the Issuer and not attributable to any Other Issuer, the Issuer shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Issuers and not attributable to the Issuer, such other Issuers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Section 14(n) shall be made by ISC in its sole discretion and shall be binding on the Issuer PROVIDED, HOWEVER, that the aggregate Other Costs payable by the Issuer hereunder during any calendar year shall not exceed the product of
(x) 0.01% per annum, times (ii) the average daily outstanding Invested Amount hereunder during such calendar year.

          (o) TAX TREATMENT. The Issuer has entered into this Agreement, and the Certificate has been (or will be) issued to and acquired by the Agent for the benefit of the Certificateholders, with the intention that, for federal, state, foreign and local income and franchise tax purposes, the Certificate will be indebtedness of the Issuer secured by the Pledged Collateral. The Issuer, by entering into this Agreement, and the Agent and each Certificateholder, by the acceptance of its interest in Certificate, agree to treat the Certificate for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income as indebtedness of the Issuer. In accordance with the foregoing, the Issuer agrees that it will report its income for such federal, state, foreign and local income or franchise taxes, or for purposes of any other taxes on or measured by income, on the basis that it is the owner of the Portfolio.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duty authorized so to do as of the date and year first above written.

                                   312 CERTIFICATE COMPANY ("ISSUER")

                                   By:    /s/ Robert L. Maddox, III
                                          ---------------------------
                                   Name:  Robert L. Maddox, III
                                   Title: President

                                   INTERNATIONAL SECURITIZATION
                                   CORPORATION ("ISC")

                                   By:   /s/ Eleanor C. Nadbielny
                                         ----------------------------
                                   Name: Eleanor C. Nadbielny
                                   Title: Authorized Signer

                                   THE FIRST NATIONAL BANK OF CHICAGO
                                   ("AGENT")

                                   By:    /s/ Eleanor C. Nadbielny
                                         ----------------------------
                                   Name: Eleanor C. Nadbielny
                                   Title: Authorized Agent


                       Signature Page to Face Amount Agreement

                                      Exhibit A

                    FORM OF INSTALLMENT FACE AMOUNT CERTIFICATE

                              312 CERTIFICATE COMPANY

                  $500,000,000 INSTALLMENT FACE AMOUNT CERTIFICATE

                                    APRIL 24, 1998

     312 Certificate Company, a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), shall pay to The First National Bank of Chicago, as agent (the "Agent") for International Securitization Corporation ("ISC") and any subsequent entity which, in the future purchases an interest in this installment face amount certificate (this "Certificate") pursuant to the Liquidity Agreement (collectively, ISC and such future potential purchasers are hereinafter referred to as the "Certificateholders") the principal amount of $500,000,000, or, if less, the aggregate unpaid principal amount of all installment purchase payments made by the Certificateholders from time to time (the "Invested Amount"), and to pay interest on the Invested Amount as more fully set forth in that certain Face Amount Certificate Agreement dated as of April 24, 1998, among the Issuer, ISC and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Face Amount Certificate Agreement").

     This Certificate is issued pursuant to the Face Amount Certificate Agreement. Reference is hereby made to the Face Amount Certificate Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Agent and the Certificateholders and the terms upon which this Certificate is delivered. All terms used in this Certificate which are not defined herein shall have the meanings assigned to them in the Face Amount Certificate Agreement. The provisions of the Face Amount Certificate Agreement are hereby incorporated by reference herein and shall be binding on the Issuer, the Agent and the Certificateholders as if fully set forth herein. As provided in the Face Amount Certificate Agreement, this Certificate is secured by the Pledged Collateral. To the extent provided in the Face Amount Certificate Agreement and the Pledge Agreement, the Certificateholders (and the Agent on their behalf) shall be entitled to the benefits of a security interest in the Pledged Collateral, for the benefit of the Certificateholders.

THIS INSTALLMENT FACE AMOUNT CERTIFICATE IS SUBJECT TO PREPAYMENT AND/OR REDEMPTION PRIOR TO ITS STATED MATURITY AS SET FORTH IN THE FACE AMOUNT CERTIFICATE AGREEMENT.

THIS INSTALLMENT FACE AMOUNT CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "'33 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA (THE "BLUE SKY LAWS"). THE HOLDER HEREOF, BY PURCHASING THIS INSTALLMENT FACE AMOUNT CERTIFICATE OR ANY INTEREST HEREIN (THE "INTEREST"), REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN RULE 501(a)(1), (2),(3) OR (7) UNDER THE '33 ACT AND AGREES THAT SUCH INTEREST WILL ONLY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE '33 ACT, THE APPLICABLE BLUE SKY LAWS AND THE RESTRICTIONS SET FORTH IN THE FACE AMOUNT CERTIFICATE AGREEMENT. THIS FACE AMOUNT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS,
WITHOUT REFERENCE TO CONFLICT OF LAWS

PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first above-written.

Dated: April 24, 1998                        312 CERTIFICATE COMPANY

                                             By:

                                                  -----------------------------
                                                  Name:
                                                  Title:

                                      Exhibit B

                  CONDITIONS PRECEDENT TO EACH INSTALLMENT PURCHASE

     (a) Each Installment Purchase must be for at least $5,000,000 (and integral multiples of $1,000,000 in excess thereof);

     (b) Each Installment Purchase (other than the "Initial Purchase") must be preceded by at least three Business Day's prior notice (written or telephonic) from the Issuer to the Agent (to be received by the Agent no later than 12:00 Noon (Central Standard Time));

     (c) Each Installment Purchase other than the Initial Purchase must be made only on a Settlement Date;

     (d) The Issuer shall have furnished to the Agent at the Closing opinions of counsel for the Issuer, Integrity Life Insurance Company (the "Swap Provider") and the Portfolio Manager satisfactory in form and substance to the Agent and their counsel as to such matters as the Agent may reasonably require;

     (e) Each of the following statements shall be true at the time of the applicable Installment Purchase (including the Initial Purchase), and the Issuer and the Agent shall have received a certificate, dated the date of the Installment Purchase, of an officer of each of the Issuer and the Portfolio Manager in which such officer shall state that, to his or her best knowledge:

          (i) no Amortization Event, or event that with the lapse of time or giving of notice would cause an Amortization Event to occur, has occurred and is continuing;

          (ii) all representations and warranties made by each of the Issuer and the Portfolio Manager, as applicable, in each of the Transaction Documents are true and correct as if repeated on the date of such Installment Purchase with respect to the facts and circumstances then existing;

          (iii) each Transaction Document (including the Agreement to which this Exhibit is attached) has been executed and delivered by the parties thereto, is in full force and effect and constitutes the legal, valid and binding obligation of each party thereto; and

     (f) At Closing, the Agent shall have received executed UCC-1 financing statements for filing with each of (i) the County Clerk of Jefferson County (Louisville), Kentucky, (ii) the Secretary of the State of Ohio, and (iii) the County Clerk of Franklin County (Columbus), Ohio; and

     (g) The Agent shall have received each of the reports and such other information required to be delivered to it on or prior to each Installment Purchase from the Issuer and/or the Portfolio Manager, including, without limitation, each "Weekly Report", "Settlement Report" and "Monthly Compliance Report" under and as defined in the Investment Management Agreement.

     (h) The Issuer shall have received investor letters from each of ISC, the Liquidity Banks party to the Liquidity Agreement on the Closing Date and the Letter of Credit Banks party to the Letter of Credit Agreement on the Closing Date pursuant to which each shall certify as to certain securities law issues in form and substance satisfactory to the Issuer and the Agent and their respective counsel.

                                      Exhibit C


                      REPRESENTATIONS, WARRANTIES AND COVENANTS

1. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants that:

          (a) ORGANIZATION AND GOOD STANDING. The Issuer is a corporation duly organized and validly existing under the laws of the State of Delaware and in good standing under the laws of each jurisdiction where it does business and has full power and authority to own its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is party.

          (b) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the Certificate by the Issuer, and the consummation by the Issuer of the transactions provided for in this Agreement and the other Transaction Documents, have been duly authorized by all necessary action on the part of the Issuer and this Agreement and the other documents and agreements executed in connection herewith and therewith have been duly executed and delivered on behalf of the issuer.

          (c) ENFORCEABILITY. Each of this Agreement, the Certificate and the other documents and agreements executed in connection wherewith constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (d) NO CONFLICT. The Issuer's execution and delivery of this Agreement and the other Transaction Documents to which it is party, performance of the transactions contemplated by this Agreement, and fulfillment of the terms hereof and thereof applicable to the Issuer, do not conflict with or violate in any material respect any law or regulation applicable to the Issuer or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Issuer is a party or by which it or its properties are bound.

          (e) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened against the Issuer before any governmental agency which asserts the invalidity of this Agreement, the Certificate or the other documents and agreements executed in connection herewith or which otherwise would have a material adverse effect on the Issuer's financial condition or operations or on the Pledged Collateral or the transactions contemplated by this Agreement.

          (f) CONSENTS. No authorization, consent, license, order or approval of, registration or declaration with any governmental agency or other person or entity is required to be obtained, effected or given by the Issuer in connection with the execution and delivery of this Agreement, the Certificate and the other documents and agreements executed in connection herewith.

          (g) INVESTMENT COMPANY. The Issuer is not required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (h) TAXES. The Issuer has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Issuer except to the extent that the Issuer is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings and has adequately reserved against the obligation to pay such amount in accordance and to the extent required by generally accepted accounting principles.

          (i) MATERIAL ADVERSE CHANGE. Since December 31, 1997, no event has occurred which could have a material adverse effect on (i) the financial condition, business or operations of the Issuer, the Portfolio Manager or the Swap Provider, (ii) the ability of the Issuer, the Portfolio Manager or the Swap Provider to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, or (iv) the Issuer's interest in the Pledged Collateral, or (v) the collectibility of the Pledged Collateral generally or of any material portion of the Pledged Collateral.

          (j) OWNERSHIP. All of the outstanding capital stock of the Issuer, the Portfolio Manager and the Swap Provider is owned, either directly or indirectly, by the Parent.

          (k) ACCURACY OF INFORMATION. All information heretofore furnished by the Issuer or any Transaction-Related Party to the Agent or the Certificateholders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Issuer or any Transaction-Related Party will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          The representations and warranties set forth in the SECTION 11 shall survive the issuance of the Certificate and any liability of the Issuer in respect of such representations and warranties as and when made shall cease and be of no effect only upon repayment in full of the Certificate and all other obligations of the Issuer hereunder.

2.   AFFIRMATIVE COVENANTS OF THE ISSUER. During any time any Invested
Amount is outstanding under the Agreement to which this Exhibit is attached, the Issuer hereby covenants that:

          (a) COMPLIANCE WITH LAW. The Issuer will comply in all material respects with any law or regulation applicable to the Issuer, its business and properties and the Pledged Collateral, where failure to so comply would have a material adverse effect on the Pledged Collateral or the ability of the Issuer to perform in any material respect its obligations hereunder.

          (b) PRESERVATION OF EXISTENCE. The Issuer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to maintain such qualification would materially and adversely affect the ability of the Issuer to perform its obligations hereunder or under any other documents or agreements executed in connection herewith in any material respect.

          (c) PAYMENT OF TAXES, ETC. The Issuer will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Pledged Collateral or in respect of income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) the charge or levy is being contested in good faith and by appropriate proceedings, and (ii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.


          (d)  REPORTING REQUIREMENTS. The Issuer will:

               (i) within three Business Days after of the occurrence of any Amortization Event, notify the Agent of such occurrence;

               (ii) within ten Business Days after any receipt thereof, furnish to the Agent copies of any documents relating to any litigation, claim, counterclaim or proceeding commenced against the Issuer, the Portfolio Manager or the Swap Provider which could have a material adverse effect on (i) the financial condition, business or operations of the Issuer, the Portfolio Manager or the Swap Provider, (ii) the ability of each of the Issuer, the Portfolio Manager or the Swap Provider to perform its respective obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, or (iv) the Issuer's interest in the Pledged Collateral, or (v) the collectibility of the Pledged Collateral generally or of any material portion of the Pledged Collateral;

               (iii) as soon as practicable and in any event within 60 days after the end of each first three fiscal quarters of each fiscal year of the Issuer, furnish to the Agent a balance sheet of the Issuer as of the end of such quarter, and the related revenue and expense statements for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by an officer of the Portfolio Manager and prepared in accordance with generally accepted accounting principles;

               (iv) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Issuer and the Parent, furnish to the Agent, audited financial statements of the Parent which include the Parent's consolidated Subsidiaries (including, without limitation, the Issuer and the Swap Provider) prepared in accordance with generally accepted accounting principles by certified public accountants of national standing reasonably satisfactory to the Agent;

               (v) within three Business Days after of the withdrawal or reduction of the ratings of any debt obligations or claims paying ability of any of the Parent, or any of its affiliates, including, without limitation, the Issuer, the Portfolio Manager or the Swap Provider, notify the Agent of such withdrawal or reduction; and

               (vi) promptly, from time to time, furnish to the Agent such other information, documents, records or reports respecting the Pledged Collateral or the condition or operations, financial or otherwise, of the Issuer as the Agent may from time to time reasonably request.

          (e)  COMPLIANCE WITH OTHER AGREEMENTS. The Issuer will at its expense
(i) timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under each Transaction Document and each document, instrument or agreement relating to Pledged Collateral, (ii) use reasonable efforts to ensure that each Transaction Document and each of the documents, instruments and agreements related to the Portfolio are at all times enforceable pursuant (and subject) to their respective terms and (iii) enforce its rights under each such Related Document substantially in accordance with its respective terms.

          (f) EQUITY SECURITIES. Upon obtaining any beneficial interest in an equity security the Issuer shall promptly (and in no event more than 30 days after its acquisition) sell, assign or otherwise transfer such equity security and during the period prior to such sale, assignment or transfer, the Issuer shall not exercise any of the rights arising from the ownership of such equity security, including, without limitation, any voting rights with respect thereto.

          (g) AUDITS. The Issuer will furnish to the Agent from time to time such information with respect to it and the Portfolio as the Agent may reasonably request. The Issuer shall, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall cause the Portfolio Manager to permit the Agent or its agents or representatives) (i) to examine and make copies of and abstracts from all books and records in the possession or under the control of the Issuer or the Portfolio Manager relating to the Portfolio, including, without limitation, the documents, instruments and agreements related to the Portfolio, and (ii) to visit the offices and properties of the Issuer or the Portfolio Manager for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Issuer's or the Portfolio Manager's financial condition or the Portfolio or the Issuer's performance hereunder, or the Portfolio Manager's performance under any of the other Transaction Documents with any of the officers or employees of the Issuer or the Portfolio Manager having knowledge of such matters.

3. NEGATIVE COVENANTS OF THE ISSUER. The Issuer hereby further covenants that at any time any Invested Amount is outstanding under the Agreement to which this
Exhibit is attached:

          (a) NO SALES, LIENS, ETC. Except for the security interest created under the Pledge Agreement and as permitted from time to time under the various Transaction Documents, the Issuer will not sell, pledge, assign or transfer any Pledged Collateral to any other person or entity, or grant, create, incur, assume or suffer to exist any lien on, any Pledged Collateral or any other property or asset of the Issuer, whether now existing or hereafter created, or any interest therein, and the Issuer shall defend the right, title and interest of the Agent in and to the Pledged Collateral, whether now existing or hereafter created, against all claims of third parties claiming through or under the Issuer.

          (b) ACTIVITIES OF THE ISSUER. The Issuer will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized by its Certificate of Incorporation or incidental to its ability to carry out its obligations hereunder.

          (c) INDEBTEDNESS. Except as expressly provided herein or in any Transaction Document, the Issuer will not create, incur or assume any indebtedness (other than operating expenses incurred in the performance of or incidental to its obligations under this Agreement or any document or agreement entered into in connection herewith) or sell or transfer any loans or securities to a trust or other person or entity which issues securities in respect of any such loans or securities.

          (d) GUARANTEES. Except as provided for herein or in any Transaction Document, the Issuer will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other person or entity, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

          (e) INVESTMENTS: SWAP AGREEMENT. The Issuer will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any affiliate or any other person or entity except for purchases and fundings of Eligible Securities and the Swap Agreement pursuant to the terms hereof, and investments in "Permitted Investments" under and in accordance with the terms of the Pledge Agreements.

          (f) ORGANIZATION. The Issuer will not amend its Certificate of Incorporation or By-Laws in any manner.

          (g) MAINTENANCE OF SEPARATE EXISTENCE. The Issuer will not (i) fail to do any thing necessary to maintain its existence as a corporation separate and apart from the Parent and any other affiliate of the Parent or of the Issuer, including, without limitation, conducting business correspondence in its own name, holding regular meetings of, or obtaining regular written consents from, its shareholders and its Board of Directors in each case where required, and maintaining appropriate books and records; (ii) suffer any limitation on the authority of or its officers to conduct their business and affairs in accordance with their independent business judgment, or authorize or suffer any person or entity other than its officers and, to the extent described in the Investment Management Agreement, the Portfolio Manager to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible; (iii) fail to (A) maintain, or cause to be maintained by an agent of the Issuer under the Issuer's control, physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other person or entity, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other person or entity, and (E) maintain any offices through which its business is conducted separate from those of its affiliates (PROVIDED that, to the extent the Issuer and the Portfolio Manager have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses); or (iv) commingle its funds with those of any of its affiliates or the Portfolio Manager, or use its funds for other than the Issuer's uses.

          (h) OWNERSHIP; MERGER. The Issuer will not (i) sell any of its equity interest to any person or entity (other than its sole shareholder, ARM Face Amount Certificate Group, Inc.) or enter into any transaction of merger or consolidation, or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein), (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution) or (iii) acquire or be acquired by any person or entity.

          (i) ACQUISITION OF ELIGIBLE SECURITIES. The Issuer shall not acquire any assets except in accordance with the terms of the Investment Management Agreement.

          (j) INVESTMENT GUIDELINES. Subject to compliance with any law or regulation the Issuer shall not, and shall not permit the Portfolio Manager to, modify or waive the terms and provisions of its Investment Guidelines in any manner.

          (k) USE OF PROCEEDS. The Issuer will not use proceeds of any Advance to acquire any security in a transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin security in violation of any applicable law or regulation.

          (l) RETURN OF CAPITAL. The Issuer will not make any distributions to its shareholder that would cause its paid in capital to be less than $250,000 at any time.

          (m) ISSUANCE OF CERTIFICATES. The Issuer will not sell any equity or debt certificates, instruments or other documents evidencing any equity interest in, or debt obligations of the Issuer after the date of this Agreement.

                                      Exhibit D

       INDEMNIFICATION OF THE AGENT AND THE CERTIFICATEHOLDERS BY THE ISSUER

          (a) GENERAL INDEMNIFICATION. Without limiting any other rights which the Agent (including, without limitations, its officers, directors, employees and agents), any Certificateholder or Letter of Credit Bank (each, an "Indemnified Party") may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all taxes, claims, suits, losses, liabilities and expenses (including, without limitation, costs and expenses of litigation, and of investigation and reasonable counsel fees, damages, judgments and amounts paid in settlement) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement the activities of the Issuer in connection herewith, the Issuer's use of proceeds from the issuance of the Certificate and the interest conveyed under the Pledge Agreement in the Pledged Collateral, EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent resulting from the willful misconduct or gross negligence of such Indemnified Party, (b) recourse for uncollectible Pledged Collateral (unless such Pledged Collateral is uncollectible as a result of any breach by the Issuer) (c) indemnification for lost profits or for consequential, special or punitive damages or (d) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party. Without limiting or being limited by the foregoing (other than clauses
(a), (b), (c) and (d)), the Issuer shall pay to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty or statement made or remade by the Issuer under or in connection with this Agreement or any other Transaction Document, or in any certificate or any other information or report delivered by the Issuer from time to time, containing an untrue fact or a materially misleading omission;

               (ii) any failure by the Issuer or the Portfolio Manager to comply with this Agreement or any other Transaction Document, or the failure by the Issuer to comply with any applicable law or regulation with respect to any Pledged Collateral;

               (iii) the failure to vest and maintain vested in the Issuer an ownership interest in the Pledged Collateral or the failure to vest and maintain vested in the Agent, a security interest in the Pledged Collateral, which in each case, is free and clear of any other lien, to the extent such security interest may be perfected by the filing of a financing statement or possession, constitutes a first priority perfected ownership or security interest, as the case may be;

               (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pledged Collateral, whether at the time of a grant of a security interest therein hereby or reinvestment of the proceeds thereof or at any subsequent time;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of any obligor of any Pledged Collateral or other defense relating to such obligor's inability to pay) of any obligor of any Pledged Collateral to the payment of any Pledged Collateral including a defense based on such Pledged Collateral not being a legal, valid and binding obligation of such obligor enforceable against it in accordance with its terms;

               (vi) any investigation, litigation or proceeding related to this Agreement or any Transaction Documents or the use of proceeds from the issuance of the Certificate, or in respect of the Pledged Collateral;

               (vii) the failure of the Issuer or the Portfolio Manager to perform any of its duties or obligations under or in connection with any Pledged Collateral;

               (viii) any failure by the Issuer to be duly qualified to do business or be in good standing in any jurisdiction in which such qualification or good standing is necessary for the enforcement of any Pledged Collateral;

               (ix) the failure of the Issuer to remit collections or payments with respect to any Pledged Collateral as required under this Agreement or any other Transaction Document or the commingling of such collections or payments at any time with other funds prior to distribution under the any Transaction Document;

               (x) any lender liability or equitable subordination claim, suit or action or any other similar claim or action (including any claim of a lending obligation on the part of the Agent) arising out of or in connection with the Pledged Collateral, or the use, possession, ownership or operation by the Issuer or the Portfolio Manager or any affiliate thereof of any of the Pledged Collateral that constitute real property or any environmental liability claim allegedly arising out of or in connection with any such real property;

               (xi) any act or omission by the Issuer or the Portfolio Manager impairing the security interest of the Agent or the Certificateholders in the Pledged Collateral;

               (xii) any failure of the Issuer to pay any tax or governmental fee; or

               (xiii) the failure of the Certificate to be treated as indebtedness of the Issuer for federal, state, foreign and local income or franchise tax purposes (it being agreed that the Indemnified Amounts shall include such additional amounts as may be required to indemnify the Indemnified Parties on an after-tax basis).

          (b) BREAKAGE COSTS. The Issuer shall indemnify each Indemnified Party against any loss (including loss of anticipated profits or income), cost or expense incurred as a result of the Issuer's repayment of any Invested Amount under the Certificate on any date which is not a Settlement Date.

          (c) COSTS; EXPENSES AND INDEMNITIES. The Issuer shall indemnify each of ISC and the Agent against all costs, expenses and indemnities (including reasonable attorneys' fees) incurred by ISC or the Agent under the terms of the Liquidity Agreement or the Letter of Credit Agreement, EXCLUDING, HOWEVER, any such costs, expenses or indemnities to the extent resulting from the willful misconduct or gross negligence of ISC or the Agent.

          (d) INCREASED COSTS AND REDUCED RETURN. If after the date hereof, any Certificateholder or any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to ISC, including, without limitation, the Letter of Credit Banks (each a "Funding Source"), shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) which subjects any Funding Source to any charge or withholding on or with respect to this Agreement or any agreement or instrument executed by such Funding Source for the benefit of ISC (a "Funding Agreement") or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Certificate, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Issuer shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

     Payment of any sum pursuant to this section (d) shall be made by the Issuer to the Agent, for the benefit of the relevant Funding Source, in accordance with the priority of payments set forth in the Investment Management Agreement, in immediately available funds by wire transfer pursuant to wire transfer instructions to be provided by the Agent, not later than ten (10) days after any such demand is made. A certificate of any Funding Source, signed by an authorized officer claiming compensation under this Section (d) and setting forth the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall be conclusive evidence of the amount to be paid, absent manifest error. Demand for payment of any amount pursuant to this Section (d) shall be made within 30 days after the end of the applicable Settlement Period during which the same shall have been incurred by (or, in the case of a Funding Agreement other than this Agreement, 30 days after demand shall have been made under such

Funding Agreement against) ISC; PROVIDED that, in the case of any claim arising by reason of a requirement that a Funding Source's capital be increased, demand by such Funding Source under this Section (d) therefor shall not be made for any portion of any period prior to 45 days before the date of such demand.

                                     Exhibit E-1

                         FORM OF RULE 144A TRANSFEREE LETTER

                                        [Date]

312 Certificate Company
515 West Market Street, 4th Floor
Louisville, Kentucky 40202
Attention: Robert L. Maddox, President

                      Re:     $500,000,000 Installment Face Amount Certificate
                              ------------------------------------------------

Ladies and Gentlemen:

          This letter (the "Investor Letter") is delivered by the undersigned (the "Purchaser") pursuant to Section 14(a)(ii) of that certain Face Amount Certificate Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Face Amount Certificate Agreement"), among 312 Certificate Company, a Delaware corporation (the "Issuer"), International Securitization Corporation, a Delaware corporation ("ISC"), and The First National Bank of Chicago, as the "Agent" thereunder (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Face Amount Certificate Agreement. The Purchaser, in connection with its proposed [insert nature of assignment/purchase of interest in the Certificate], hereby represents to, and agrees with, the Issuer as follows:

          (a) The Purchaser has received all relevant information as it shall have deemed necessary or desirable in order to make its investment decision.

          (b) The Purchaser, and all other persons or entities for whose account the Purchaser shall be acquiring an interest in the Certificate, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificate and is able to bear the economic risk of such investment.

          (c) The Purchaser understands that the offer and sale of interests in the Certificate have not been and will not be registered under the Securities Act, and has not and will not be registered or qualified under any applicable "Blue Sky" law, and that the offering and sale of such interests have has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

          (d) The Purchaser is a "Qualified Institutional Buyer." The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring its interest in the Certificate for its own account or for one or more other accounts (each of which is a Qualified Institutional Buyer) as to each of which the Purchaser has sole investment discretion, and agrees that its interest in the Certificate may be resold, pledged or transferred only (i) in a transaction that complies with Rule 144A, to a person or entity reasonably believed to be a

Qualified Institutional Buyer that purchases for its own account or for one or more other accounts of Qualified Institutional Buyers as to each of which the Purchaser has sole investment discretion and to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) to a sophisticated institutional investor that is an Accredited Investor pursuant to an applicable exemption from the registration requirements of the Securities Act and in each case in accordance with all applicable securities and "Blue-Sky" laws of the States of the United States of America.

     (e) The Purchaser further acknowledges and agrees that, on any proposed resale of its interest in the Certificate, it may be required to furnish to the Issuer such certifications, legal opinions and other information that any such person or entity may reasonably require to confirm that the Sale thereof complies with the foregoing restrictions.

     (f) The Purchaser makes the representation contained in the following sentence, and agrees that interests in the Certificate may be transferred to a person or entity only if the transferee makes the representation and warranty and the covenant set forth in paragraph (g) below. The Purchaser (or transferee, as applicable) is not acquiring its interests in the Certificate with the assets of any employee benefit plan which is subject to Title I of EISA or any "plan" which is subject to Section 4975 of the Internal Revenue Code (each such employee benefit plan and plan being referred to herein as a "Benefit Plan").

     (g) The Purchaser (and transferee) covenants that it will not dispose of any interest in the Certificate to any person or entity unless such person or entity shall make the representations, warranties and covenants in paragraph (f) above.

     (h) You are entitled to rely on this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested person or entity in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                        E-1-2

                                     Exhibit E-2

                         FORM OF RULE 144A TRANSFEROR LETTER

                                        [Date]

312 Certificate Company
515 West Market Street, 4th Floor
Louisville, Kentucky 40202
Attention: Robert L. Maddox, President

                      Re:     $500,000,000 Installment Face Amount Certificate
                              ------------------------------------------------

Ladies and Gentlemen:

          This letter (the "Investor Letter") is delivered by the undersigned (the "Seller") pursuant to Section 14(a)(ii) of that certain Face Amount Certificate Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Face Amount Certificate Agreement"), among 312 Certificate Company, a Delaware corporation (the "Issuer"), International Securitization Corporation, a Delaware corporation ("ISC"), and The First National Bank of Chicago, as the "Agent" thereunder (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Face Amount Certificate Agreement. The Purchaser, in connection with its proposed [insert nature of assignment/purchase of interest in the Certificate], hereby represents to, and agrees with, the Issuer as follows:

          (a) Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any interest in the Certificate, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate with, any person or entity in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of interests in the Certificate under the Securities Act and the Seller has not offered interests in the Certificate to any person or entity other than [insert name of buyer] or another person or entity (as applicable) which the Seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act purchasing for its own account or the account of another "qualified institutional buyer".

          (b) It has notified [insert name of buyer] that (i) the proposed sale is made in reliance on an exemption from the registration requirements of the Securities Act and (ii) on any proposed resale of interests in the Certificate, the Purchaser may be required to furnish to the Issuer such certifications, legal opinions and other information that any such person or entity may reasonably require to confirm that the sale thereof complies with the terms of the Face Amount Certificate Agreement.

                                             Very truly yours,

                                             [SELLER]

                                             By:
                                                 ----------------------
                                                 Name:
                                                 Title:





                                        E-2-2

                                      Exhibit F

                             FORM OF NON-RULE 144A LETTER

                                        [Date]

312 Certificate Company
515 West Market Street, 4th Floor
Louisville, Kentucky 40202
Attention: Robert L. Maddox, President

                Re:   $500,000,000 Installment Face Amount Certificate
                      ------------------------------------------------

Ladies and Gentlemen:

          This letter (the "Investor Letter") is delivered by the undersigned (the "Purchaser") pursuant to Section 14(a)(ii) of that certain Face Amount Certificate Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Face Amount Certificate Agreement"), among 312 Certificate Company, a Delaware corporation (the "Issuer"), International Securitization Corporation, a Delaware corporation ("ISC"), and The First National Bank of Chicago, as the "Agent" thereunder (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Face Amount Certificate Agreement. The Purchaser, in connection with its proposed [insert nature of assignment/purchase of interest in the Certificate], hereby represents to, and agrees with, the Issuer as follows:

          (a) The Purchaser has received all relevant information as it shall have deemed necessary or desirable in order to make its investment decision.

          (b) The Purchaser, and all other person or entities for whose account the Purchaser shall be acquiring an interest in the Certificate has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificate and is able to bear the economic risk of such investment.

          (c) The Purchaser (as well as any such other person or entity for whose account the Purchaser may be acquiring interests in the Certificate) is a sophisticated institutional investor that is an Accredited Investor. The Purchaser understands that the offer and sale of such interests have not been and will not be registered under the Securities Act, and has not and will not be registered or qualified under any applicable "Blue Sky" law, and that the offering and sale of such interests has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

          (d) The Purchaser is acquiring its interest in the Certificate without a view to any distribution, resale or other transfer thereof other than as contemplated in the following sentence. The Purchaser will not distribute, resell or otherwise transfer (a "Sale") any interest in any of the Certificate except (i) to a limited number of sophisticated institutional investors that are Accredited Investors in a transaction exempt from the registration requirement of the Securities Act and which proposed transferee shall have, prior to such Sale, executed and delivered to the Issuer a certificate in the form hereof, or
(ii) in a transaction that complies with Rule 144A, to a person or entity reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for one or more other accounts of Qualified Institutional Buyers as to each of which such Purchaser has sole investment discretion and to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A and in each case in accordance with all applicable securities and "Blue-Sky" laws of the States of the United States of America.

          (e) The Purchaser further acknowledges and agrees that, on any proposed resale of any interests in the Certificate, it may be required to furnish to the Issuer such certifications, legal opinions and other information that any such person or entity may reasonably require to confirm that the Sale thereof complies with the foregoing restrictions.

          (f) The Purchaser makes the representation contained in the following sentence, and agrees that interests in the Certificate may be transferred to a person or entity only if the transferee makes the same representation and warranty and makes the covenant set forth in paragraph (g) below. The Purchaser (or transferee, as applicable) is not acquiring its interest in the Certificate with the assets of any employee benefit plan which is subject to Title I of ERISA or any "plan" which is subject to Section 4975 of the Internal Revenue Code (each such employee benefit plan and plan being referred to herein as a "Benefit Plan").

          (g) The Purchaser (and transferee) covenants that it will not dispose of the Certificate to be purchased by it or any interest therein to any person or entity unless such person or entity shall make representations, warranties and covenants in paragraph (f) above.

          (h) You are entitled to rely on this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested person or entity in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                             -----------------------------
                                             Name:
                                             Title:

                                         F-2